Exhibit 10.5

LOCK-UP AGREEMENT

THIS LOCK-UP AGREEMENT (this “Agreement”) is made as of July 11, 2013, by and between GlobalOptions Group, Inc., a Delaware corporation (the “Company”), and Broadband Capital Management, L.L.C. (the “Holder”).  This Agreement shall become effective as of the Effective Time (as defined in the below referenced Merger Agreement).

RECITALS

WHEREAS, the Company has entered into that certain Agreement and Plan of Merger, dated as of July 11, 2013 (the “Merger Agreement”), by and among the Company, GO Merger Sub LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“Merger Sub”), Walker Digital, LLC, a Delaware limited liability company (“Walker Digital”), and Walker Digital Holdings, LLC, a Delaware limited liability company (“WD Holdings”), pursuant to which Merger Sub shall merge with and into WD Holdings, with WD Holdings surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).  Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement;

WHEREAS, the Company and the Holder are parties to a certain Restricted Stock Agreement, dated as of July 11, 2013 (the “Restricted Stock Agreement”), pursuant to which the Company issued to the Holder shares of common stock of the Company, in accordance with the terms and conditions of the Restricted Stock Agreement; and

WHEREAS, one of the conditions to the consummation of the transactions contemplated by the Merger Agreement is the execution by the parties hereto of this Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.            Transfer Restrictions.

(a)           The Holder agrees that, for the period commencing as of the Effective Time and ending on the six (6) month anniversary thereof, the Holder shall not, directly or indirectly, (i) offer, sell, assign, transfer, contract to sell, pledge, hypothecate, grant an option for sale, or otherwise dispose of, or announce the intention to otherwise dispose of, any shares of the Company’s common stock (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including, without limitation, shares of Common Stock or any such securities which may be deemed to be beneficially owned by the Holder in accordance with the rules and regulations promulgated under the Securities Act of 1933, as may be amended or supplemented from time to time (such shares or securities, the “Beneficially Owned Shares”)), or (ii) enter into any swap, hedge or other agreement or any transaction that has the effect of transferring, in whole or in part, directly or indirectly, the economic consequence of ownership of any Beneficially Owned Shares, Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, whether any such agreement or transaction is to be settled by delivery of the Beneficially Owned Shares, Common Stock or any such other securities, in cash or otherwise.  The Holder agrees that he shall not enter into any transaction intended to circumvent the restrictions set forth in this Section 1(a).

    (b)           Notwithstanding the foregoing, the Holder may transfer its Beneficially Owned Shares (i) as bona fide gifts; (ii) to a trust for the direct or indirect benefit of the Holder or the immediate family of the Holder; (iii) by operation of law, by will or by intestate succession; or (iv) as distributions to members, partners, employees or stockholders of the Holder; provided that in the case of any transfers or distributions pursuant to clauses (i) through (iv) of this paragraph, each donee, pledgee, distributee or transferee shall sign and deliver a lock-up agreement substantially in the form of this Agreement.

2.             Stop Orders.  The Holder agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent for the Common Stock against transfers of shares of the Common Stock, Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock, in contravention of the restrictions set forth herein.  The Company and its transfer agent are hereby authorized to decline to make any transfer of the Common Stock, Beneficially Owned Shares or any securities convertible into or exercisable or exchangeable for Common Stock, if such transfer would constitute a violation or breach of this Agreement.

3.             Miscellaneous.

    (a)           All notices, requests, consents, instructions and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

(A)	If to the Company:

GlobalOptions Group, Inc.
415 Madison Avenue, 17th Floor
New York, NY 10017
Attn: Chief Financial Officer
Facsimile: (212) 445-0053
Email: jnyweide@globaloptionsgroup.com

with a copy to (which shall not constitute notice):

Olshan Frome Wolosky LLP
Park Avenue Tower
65 East 55th Street
New York, NY 10022
Attn: Robert H. Friedman
Facsimile: (212) 451-2222
Email: rfriedman@olshanlaw.com

(B)	If to the Company after the Effective Time:

GlobalOptions Group, Inc.
Two High Ridge Park
Stamford, CT 06905
Attn: Gary A. Greene, Chief Operating Officer and General Counsel
Email: GGreene@WalkerDigital.com

with a copy (which shall not constitute notice) to:

Robinson & Cole LLP
666 Third Avenue, 20th Floor
New York, NY 10017
Attn: Eric J. Dale
Facsimile: (212) 451-2999
Email: edale@rc.com

(C)	If to the Holder:

Broadband Capital Management, L.L.C.
712 Fifth Avenue
New York, NY 10019
Attn: Philip Wagenheim
Facsimile: (212) 702-9830

with a copy (which shall not constitute notice) to:

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC
666 Third Avenue
New York, NY 10017
Attn:  Kenneth Koch
Facsimile: (212) 983-3115

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.

(b)           This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable. Each of the parties (a)  submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (b) agrees that all claims in respect of such action or proceeding may be heard and determined in any such court, (c) waives any claim of inconvenient forum or other challenge to venue in such court, (d) agrees not to bring any action or proceeding arising out of or relating to this Agreement in any other court and (e) waives any right it may have to a trial by jury with respect to any action or proceeding arising out of or relating to this Agreement.  Each party hereto agrees to accept service of any summons, complaint or other initial pleading made in the manner provided for the giving of notices in Section 3(a); provided, that nothing in this Section 3(b) shall affect the right of any party hereto to serve such summons, complaint or other initial pleading in any other manner permitted by applicable law.

(c)           This Agreement is irrevocable and all provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns and, in the case of natural persons, their heirs and personal representatives; provided, however, that the Holder may not assign this Agreement nor any right, interest, or obligation hereunder without the prior written consent of the Company.

(d)           This Agreement may be amended, superseded, cancelled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Company and the Holder.

(e)           This Agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter.

(f)           The Holder has carefully read this Agreement and discussed the terms and conditions hereof, to the extent the Holder believed necessary, with its counsel.  Accordingly, the rule of construction to the effect that ambiguities are resolved against the drafting party shall not be employed in the interpretation of this Agreement.  Any controversy over construction of this Agreement shall be decided without regard to events of authorship or negotiation.

(g)           The restrictions on transfer described in this Agreement are in addition to and cumulative with any other restrictions agreed to by the Holder or to which the Holder is subject to by applicable law.

(h)           The Holder shall, at any time and from time to time, execute such additional documents and take such action as may be reasonably requested by the Company to carry out the intent and purposes of this Agreement.

(i)           This Agreement may be executed in multiple counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.  This Agreement may be executed by facsimile or digital (e.g., pdf) signature.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

GLOBALOPTIONS GROUP, INC.

By:	/s/ Harvey W. Schiller
Name: Harvey W. Schiller
Title: Chariman and CEO

HOLDER:

BROADBAND CAPITAL MANAGEMENT, L.L.C.

By:	/s/ Philip Wagenheim
Name: Philip Wagenheim
Title: Vice Chairman

[Signature Page to BCM Lock-Up Agreement]